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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Summary Financial Data," "Selected Financial Data" and "Experts" and to the use of our report dated February 16, 2000 (except for Note 21, as to which the date is June 19, 2000), in the Registration Statement on Form S-1 (No. 333-35522) each incorporated by reference in this registration statement (No. 333-___________).


                                                           /s/ Ernst & Young LLP

Baltimore, Maryland
August 7, 2000